Exhibit 99.1

PRELIMINARY COPY — SUBJECT TO COMPLETION

S&P Global vote ENDORSEMENT_LINE______________ SACKPACK 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received [ ], on [ ], 2021. 401(k) participants must vote by [ ], on [ ], 2021; see note on reverse Online Go to www.investorvote.com/spgispecial or scan the QR code -- login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/spgispecial 2021 Special Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR Proposal 1. 1. Approval proposal to of approve the S&P the Global issuance Share of Issuance S&P Global . To Inc vote . on a shareholders common stock, of par IHS value Markit $ 1 Ltd .00 . in per connection share, to the with the dated merger Nov contemplated . 29, 2020 by by and Agreement among S&P and Global Plan of Inc Merger ., Sapphire Subsidiary, Ltd. and IHS Markit Ltd. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1PCF 487077 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03D4OA

PRELIMINARY COPY — SUBJECT TO COMPLETION

S&P Global
ADMISSION TICKET S&P Global Inc.
Special Meeting of Shareholders
[ ] on [ ], 2021
The Special Meeting of Shareholders of S&P Global Inc. will be held virtually via the Internet at [ ]. The password for this meeting is [ ].
Please vote in advance of the Special Meeting. Retain this Proxy Card to attend the meeting online.
Shareholders of Record may attend the virtual meeting online via the Internet and vote during the meeting. To enter the meeting, have the number printed in the circled area located on the reverse side of this proxy card.
The Notice and Proxy Statement for the Special Meeting of Shareholders are available online at: www.investorvote.com/spgispecial
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
S&P Global Inc.
Notice of Special Meeting of Shareholders
Proxy Solicited by Board of Directors for Special Meeting — [ ], 2021
The undersigned appoints Taptesh (Tasha) K. Matharu and Steven J. Kemps, and each of them, as proxies with full power of substitution, to vote the shares of stock of S&P Global Inc. (the “Company”), which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Company to be held at [ ] on
[ ], 2021, or any adjournments or postponements thereof. If you sign and return this card without indicating how to vote on the S&P Global share issuance proposal, the shares represented by your proxy will be voted as recommended by the Company’s board of directors.
Note to 401(k) Participants. If you are a current or former employee of the Company, this card also provides voting instructions for shares held in The 401(k) Savings and Profit Sharing Plan (the “Plan”) of the Company and its Subsidiaries. If you are a participant in the Plan and have shares of common stock of the Company allocated to your account under the Plan, you have the right to direct The Northern Trust Company, the Trustee of the Plan (the “Trustee”), to vote the shares held in your account. The Trustee will vote allocated shares for which no direction is received and unallocated shares, if any (together “Undirected Shares”), in the same proportion as the shares for which direction is received, subject to the Plan documents. Computershare, the Company’s transfer agent, must receive your instructions by [ ] on [ ], 2021 in order to communicate your instructions to the Trustee, who will then vote all the shares of common stock of the Company which are credited to the undersigned’s account as of [ ], 2021. Under the Plan, you are a “named fiduciary” for the purpose of voting shares in your account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the manner in which the shares are voted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote these shares, in person or by proxy, as designated herein, at the Special Meeting of Shareholders. (See reverse side for voting instructions) (Items to be voted appear on reverse side)
C Non-Voting Items
Change of Address — Please print new address below. Comments — Please print your comments below.